Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Second-quarter 2020 Financial Results

Second-quarter Highlights

•	Sales of $1.08 billion; year-over-year change driven by effects of global pandemic

•	Net loss attributable to Dana of $174 million; diluted EPS a loss of $1.20

•	Near breakeven adjusted EBITDA

•	Diluted adjusted EPS a loss of $0.69

MAUMEE, Ohio, July 30, 2020 – Dana Incorporated (NYSE: DAN) today announced financial results for the second quarter of 2020.

“I would like to thank the global Dana family for their dedication and resolve to safely bring our operations back online around the world. Throughout this journey, our team has not only demonstrated remarkable flexibility managing our multi-market operations and integrated supply chain but has also answered the call across our communities to help so many people who have been impacted by this virus,” said James Kamsickas, Dana chairman and CEO. “As we continue to navigate these unprecedented times, Dana is financially strong and positioned for growth across the multiple end-markets we participate in. We are laser-focused on finishing the year strong and providing our customers with the world-class technology, quality, and service they have come to expect from Dana for more than 116 years.”

Second-quarter 2020 Financial Results

Sales for the second quarter of 2020 totaled $1.08 billion, compared with $2.3 billion in the same period of 2019. The decrease is primarily attributable to weaker demand across all mobility markets due to customers idling operations through the first half of the quarter in response to the global COVID-19 pandemic.

Dana reported a net loss of $174 million for the second quarter of 2020, compared with a net loss of $68 million in the same period of 2019. This year’s second quarter earnings were reduced due to higher income tax expense, the result of recording $56 million in valuation allowances in foreign jurisdictions. The second quarter of 2019 was reduced by $258 million in one-time pension settlement charges related to the transfer of future pension liabilities from a U.S. pension plan to third-party insurers. Partially offsetting this one-time charge was a net tax benefit of $87 million in second quarter of 2019 driven by the pension termination and foreign tax credits. Excluding these one-time income tax and pension charges, second-quarter net loss was $118 million in 2020, compared with net income of $103 million in 2019, reflecting the lower operating earnings this year associated with reduced sales due to the COVID-19 pandemic.

Reported diluted earnings per share was a loss of $1.20, compared with a loss of $0.47 per share in the second quarter of 2019.

1

Adjusted EBITDA for the second quarter of 2020 was a loss of $5 million, compared with profit of $286 million for the same period last year. This decline was due to the idling of production in the first half of the quarter in response to the COVID-19 pandemic. Targeted cost management actions and a successful restart of operations in May helped mitigate the margin impact of this event-driven sales decline.

Diluted adjusted earnings per share was a loss of $0.69 in the second quarter of 2020, compared with earnings of $0.87 in the same period last year. The lower year-over-year comparison was primarily due to lower earnings and higher depreciation expense.

Operating cash flow in the second quarter of 2020 was a use of $75 million, compared with $73 million provided in the same period of 2019. The second quarter of 2019 included a voluntary pension contribution of $62 million related to the transfer of the pension plan liabilities.

Adjusted free cash flow was a use of $133 million in the second quarter of 2020, compared with $43 million provided in 2019. The impact of lower profit in this year’s second quarter was partially offset by targeted cash conservation measures, lower cash taxes, and lower capital expenditures, compared with the same period last year.

Due to this unprecedented disruption in our end markets as a result of the COVID-19 pandemic, and associated economic uncertainty, the company believes it is prudent to refrain from issuing full-year financial guidance until there is further stabilization in end-market demand.

The company reported it had total liquidity of $1.7 billion as of June 30, 2020, including $708 million of available cash and marketable securities and $979 million available on its committed revolving credit facility. The company believes it has ample liquidity and has terminated its temporary bridge facility.

“Our timely cost saving actions and operational flexibility have served us well as we managed through this difficult quarter,” said Jonathan Collins, Dana executive vice president and chief financial officer. “We remain confident in our ability to capitalize on improving market conditions over the balance of the year.”

Dana to Host Conference Call at 10 a.m. Thursday, July 30

Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 3784065 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 9:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on July 30 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 3784065. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt

2

extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

3

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

In 2019, the company reported sales of $8.6 billion with 36,000 associates in 34 countries across six continents. Based in Maumee, Ohio, USA, and founded in 1904, Dana has established a high-performance culture that focuses on its people, and the company has earned recognition around the world as a top employer. Learn more at dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

4

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2020 and 2019

	Three Months Ended
(In millions, except per share amounts)	June 30,
	2020	2019
Net sales	$1,078	$2,306
Costs and expenses
Cost of sales	1,088	1,980
Selling, general and administrative expenses	82	140
Amortization of intangibles	3	4
Restructuring charges, net	16	9
Pension settlement charge	—	(258)
Other expense, net	(1)	(10)

Loss before interest and income taxes	(112)	(95)
Write-off deferred financing costs	(5)	—
Interest income	2	3
Interest expense	32	34

Loss before income taxes	(147)	(126)
Income tax expense (benefit)	34	(52)
Equity in earnings of affiliates	8	8

Net loss	(173)	(66)
Less: Noncontrolling interests net income	—	2
Less: Redeemable noncontrolling interests net income	1	—

Net loss attributable to the parent company	$(174)	$(68)

Net income (loss) per share available to common stockholders
Basic	$(1.20)	$(0.47)
Diluted	$(1.20)	$(0.47)
Weighted-average shares outstanding - Basic	144.5	144.0
Weighted-average shares outstanding - Diluted	144.5	144.0

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2020 and 2019

	Six Months Ended
(In millions, except per share amounts)	June 30,
	2020	2019
Net sales	$3,004	$4,469
Costs and expenses
Cost of sales	2,808	3,843
Selling, general and administrative expenses	188	276
Amortization of intangibles	6	6
Restructuring charges, net	19	18
Impairment of goodwill	(51)	—
Pension settlement charge	—	(258)
Other income (expense), net	3	(23)

Earnings (loss) before interest and income taxes	(65)	45
Write-off deferred financing costs	(5)
Interest income	4	5
Interest expense	61	61

Loss before income taxes	(127)	(11)
Income tax expense (benefit)	18	(32)
Equity in earnings of affiliates	10	14

Net income (loss)	(135)	35
Less: Noncontrolling interests net income	2	6
Less: Redeemable noncontrolling interests net loss	(21)	(1)

Net income (loss) attributable to the parent company	$(116)	$30

Net income (loss) per share available to common stockholders
Basic	$(0.80)	$0.21
Diluted	$(0.80)	$0.21
Weighted-average shares outstanding - Basic	144.4	143.9
Weighted-average shares outstanding - Diluted	144.4	144.8

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2020 and 2019

	Three Months Ended
(In millions)	June 30,
	2020	2019
Net loss	$(173)	$(66)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	7	3
Hedging gains and losses	10	2
Defined benefit plans	4	355

Other comprehensive income	21	360

Total comprehensive income (loss)	(152)	294
Less: Comprehensive income attributable to noncontrolling interests	(9)	(3)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	3	1

Comprehensive income (loss) attributable to the parent company	$(158)	$292

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2020 and 2019

	Six Months Ended
(In millions)	June 30,
	2020	2019
Net income (loss)	$(135)	$35
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(147)	30
Hedging gains and losses	39	7
Defined benefit plans	7	360

Other comprehensive income (loss)	(101)	397

Total comprehensive income (loss)	(236)	432
Less: Comprehensive (income) loss attributable to noncontrolling interests	8	(5)
Less: Comprehensive (income) loss attributable to redeemable noncontrolling interests	17	(3)

Comprehensive income (loss) attributable to the parent company	$(211)	$424

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of June 30, 2020 and December 31, 2019

(In millions, except share and per share amounts)	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$694	$508
Marketable securities	19	19
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2020 and $9 in 2019	890	1,103
Other	175	202
Inventories	1,116	1,193
Other current assets	148	137

Total current assets	3,042	3,162
Goodwill	451	493
Intangibles	228	240
Deferred tax assets	573	580
Other noncurrent assets	124	120
Investments in affiliates	164	182
Operating lease assets	177	178
Property, plant and equipment, net	2,149	2,265

Total assets	$6,908	$7,220

Liabilities and equity
Current liabilities
Short-term debt	$7	$14
Current portion of long-term debt	36	20
Accounts payable	796	1,255
Accrued payroll and employee benefits	172	206
Taxes on income	45	46
Current portion of operating lease liabilities	42	42
Other accrued liabilities	281	262

Total current liabilities	1,379	1,845
Long-term debt, less debt issuance costs of $32 in 2020 and $28 in 2019	2,827	2,336
Noncurrent operating lease liabilities	139	140
Pension and postretirement obligations	445	459
Other noncurrent liabilities	239	305

Total liabilities	5,029	5,085

Commitments and contingencies
Redeemable noncontrolling interests	159	167
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,482,275 and 143,942,539 shares outstanding	2	2
Additional paid-in capital	2,390	2,386
Retained earnings	490	622
Treasury stock, at cost (10,433,465 and 10,111,191 shares)	(156)	(150)
Accumulated other comprehensive loss	(1,082)	(987)

Total parent company stockholders’ equity	1,644	1,873
Noncontrolling interests	76	95

Total equity	1,720	1,968

Total liabilities and equity	$6,908	$7,220

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2020 and 2019

	Three Months Ended
(In millions)	June 30,
	2020	2019
Operating activities
Net loss	$(173)	$(66)
Depreciation	84	79
Amortization	5	5
Amortization of deferred financing charges	2	2
Write-off of deferred financing costs	5
Earnings of affiliates, net of dividends received	13	8
Stock compensation expense	(1)	5
Deferred income taxes	27	(91)
Pension expense, net	1	203
Change in working capital	(45)	(72)
Other, net	7

Net cash provided by (used in) operating activities	(75)	73

Investing activities
Purchases of property, plant and equipment	(58)	(92)
Acquisition of businesses, net of cash acquired	2	(48)
Purchases of marketable securities	(3)	(7)
Proceeds from sales and maturities of marketable securities	7	12
Settlements of undesignated derivatives	(2)	1
Other, net	(2)	(5)

Net cash used in investing activities	(56)	(139)

Financing activities
Net change in short-term debt	(306)	(1)
Proceeds from long-term debt	506
Repayment of long-term debt	(2)	(10)
Deferred financing payments	(11)
Dividends paid to common stockholders		(15)
Distributions to noncontrolling interests	(2)	(11)
Contributions from noncontrolling interests	7	1
Payments to acquire noncontrolling interests	(1)
Other, net	2	3

Net cash provided by (used in) financing activities	193	(33)

Net increase (decrease) in cash, cash equivalents and restricted cash	62	(99)
Cash, cash equivalents and restricted cash - beginning of period	636	395
Effect of exchange rate changes on cash balances	4	2

Cash, cash equivalents and restricted cash - end of period	$702	$298

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2020 and 2019

	Six Months Ended
(In millions)	June 30,
	2020	2019
Operating activities
Net income (loss)	$(135)	$35
Depreciation	169	153
Amortization	9	8
Amortization of deferred financing charges	4	3
Write-off of deferred financing costs	5
Earnings of affiliates, net of dividends received	11	3
Stock compensation expense	3	10
Deferred income taxes	(8)	(105)
Pension expense, net	2	207
Impairment of goodwill	51
Change in working capital	(228)	(247)
Other, net	(9)	(10)

Net cash provided by (used in) operating activities	(126)	57

Investing activities
Purchases of property, plant and equipment	(121)	(190)
Acquisition of businesses, net of cash acquired	(6)	(654)
Purchases of marketable securities	(15)	(12)
Proceeds from sales and maturities of marketable securities	13	18
Settlements of undesignated derivatives	(5)	(19)
Other, net	(7)	(6)

Net cash used in investing activities	(141)	(863)

Financing activities
Net change in short-term debt	(8)	(3)
Proceeds from long-term debt	510	675
Repayment of long-term debt	(3)	(19)
Deferred financing payments	(11)	(12)
Dividends paid to common stockholders	(15)	(29)
Distributions to noncontrolling interests	(3)	(12)
Contributions from noncontrolling interests	9	2
Payments to acquire noncontrolling interests	(1)
Repurchases of common stock		(25)
Other, net	(2)

Net cash provided by financing activities	476	577

Net increase (decrease) in cash, cash equivalents and restricted cash	209	(229)
Cash, cash equivalents and restricted cash - beginning of period	518	520
Effect of exchange rate changes on cash balances	(25)	7

Cash, cash equivalents and restricted cash - end of period	$702	$298

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	June 30,
	2020	2019
Net cash provided by (used in) operating activities	$(75)	$73
Purchase of property, plant and equipment	(58)	(92)

Free cash flow	(133)	(19)
Discretionary pension contributions	—	62

Adjusted free cash flow	$(133)	$43

	Six Months Ended
(In millions)	June 30,
	2020	2019
Net cash provided by (used in) operating activities	$(126)	$57
Purchase of property, plant and equipment	(121)	(190)

Free cash flow	(247)	(133)
Discretionary pension contributions	—	62

Adjusted free cash flow	$(247)	$(71)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2020 and 2019

	Three Months Ended
(In millions)	June 30,
	2020	2019
Sales
Light Vehicle	$337	$927
Commercial Vehicle	200	437
Off-Highway	401	674
Power Technologies	140	268

Total Sales	$1,078	$2,306

Segment EBITDA
Light Vehicle	$(32)	$118
Commercial Vehicle	(8)	41
Off-Highway	38	103
Power Technologies	(1)	28

Total Segment EBITDA	(3)	290
Corporate expense and other items, net	(2)	(4)

Adjusted EBITDA	$(5)	$286

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2020 and 2019

	Six Months Ended
(In millions)	June 30,
	2020	2019
Sales
Light Vehicle	$1,145	$1,833
Commercial Vehicle	533	868
Off-Highway	933	1,226
Power Technologies	393	542

Total Sales	$3,004	$4,469

Segment EBITDA
Light Vehicle	$51	$220
Commercial Vehicle	13	82
Off-Highway	110	185
Power Technologies	29	62

Total Segment EBITDA	203	549
Corporate expense and other items, net	(3)	(6)

Adjusted EBITDA	$200	$543

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Loss (Unaudited)

For the Three Months Ended June 30, 2020 and 2019

	Three Months Ended
(In millions)	June 30,
	2020	2019
Segment EBITDA	$(3)	$290
Corporate expense and other items, net	(2)	(4)

Adjusted EBITDA	(5)	286
Depreciation	(84)	(79)
Amortization	(5)	(5)
Non-service cost components of pension and OPEB costs	(3)	(9)
Restructuring charges, net	(16)	(9)
Stock compensation expense	1	(5)
Strategic transaction expenses	(5)	(11)
Acquisition related inventory adjustments		(5)
Pension settlement charges, net		(258)
Other items	5

Loss before interest and income taxes	(112)	(95)
Write-off deferred financing costs	(5)
Interest income	2	3
Interest expense	32	34

Loss before income taxes	(147)	(126)
Income tax expense (benefit)	34	(52)
Equity in earnings of affiliates	8	8

Net loss	$(173)	$(66)

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Loss) (Unaudited)

For the Six Months Ended June 30, 2020 and 2019

	Six Months Ended
(In millions)	June 30,
	2020	2019
Segment EBITDA	$203	$549
Corporate expense and other items, net	(3)	(6)

Adjusted EBITDA	200	543
Depreciation	(169)	(153)
Amortization	(9)	(8)
Non-service cost components of pension and OPEB costs	(5)	(15)
Restructuring charges, net	(19)	(18)
Stock compensation expense	(3)	(10)
Strategic transaction expenses	(11)	(24)
Impairment of goodwill	(51)
Acquisition related inventory adjustments		(9)
Non-income tax legal judgment		6
Pension settlement charges, net		(258)
Other items	2	(9)

Earnings (loss) before interest and income taxes	(65)	45
Write-off deferred financing costs	(5)
Interest income	4	5
Interest expense	61	61

Loss before income taxes	(127)	(11)
Income tax expense (benefit)	18	(32)
Equity in earnings of affiliates	10	14

Net income (loss)	$(135)	$35

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2020 and 2019

(In millions, except per share amounts)

	Three Months Ended
	June 30,
	2020	2019
Net income (loss) attributable to parent company	$(174)	$(68)
Items impacting income before income taxes:
Restructuring charges	15	9
Amortization	4	4
Strategic transaction expenses	5	11
Acquisition related inventory adjustments		5
Pension settlement charges		258
Write-off deferred financing costs	5
Other items		(1)
Items impacting income taxes:
Net income tax expense on items above	(8)	(14)
Tax expense (benefit) attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	54	(78)

Adjusted net income	$(99)	$126

Diluted shares - as reported	144.5	144.8

Adjusted diluted shares	144.5	144.8

Diluted adjusted EPS	$(0.69)	$0.87

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2020 and 2019

(In millions, except per share amounts)

	Six Months Ended
	June 30,
	2020	2019
Net income (loss) attributable to parent company	$(116)	$30
Items impacting income before income taxes:
Restructuring charges	18	18
Amortization	8	8
Strategic transaction expenses	11	24
Acquisition related inventory adjustments		9
Non-income tax legal judgment		(6)
Impairment of goodwill	31
Pension settlement charges		258
Write-off deferred financing costs	5
Loss on deal contingent forward		13
Other items		(2)
Items impacting income taxes:
Net income tax expense on items above	(11)	(19)
Tax expense (benefit) attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	23	(94)

Adjusted net income	$(31)	$239

Diluted shares - as reported	144.4	144.8

Adjusted diluted shares	144.4	144.8

Diluted adjusted EPS	$(0.21)	$1.65

2020 Second-quarter Earnings Conference Call July 30, 2020

Certain statements and projections contained in this presentation are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this presentation speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason. Safe Harbor Statement

IntroductionCraig Barber Senior Director, Investor Relations and Strategic Planning Business ReviewJames Kamsickas Chairman and Chief Executive Officer Financial ReviewJonathan Collins Executive Vice President and Chief Financial Officer Agenda

Business Overview

Second Quarter Results

sales
$1.1
billion

Pandemic Impact

monthly sales progression



+83%
+85%
Sequential Growth
Apr
May
Jun

adjusted EBITDA
~Breakeven

diluted adjusted EPS
$(0.69)

Key Highlights

- **Reopening completed**
- **New electric truck program win**
- **Acquired EV software capabilities**
- **Hyliion partnership**
- **Ford Bronco reveal**



POWERING INTO
DANA
e-DRIVE
Leverage The Core 1
Drive Customer Centricity 2
Expand Global Markets 3
Deliver Innovative Solutions 4
Lead Electric Propulsion 5

© 2020 Dana
4

Return to Growth RE ENGAGE RESTART Operations and Manufacturing Customers Supply Chain Employees Launch Backlog RE NEW

New Business: European Electric Truck Dana’s 3rd Significant Electric Truck Program Major European manufacturer Multi-year program Launching in 2021 Complete Dana e-Powertrain: Electrodynamic components Complete vehicle integration Embedded software and controls Power Pack Battery Modules, Thermal Management, & Battery Management System e-Drive Electric Motor, Inverter, & Axle Power Cradle Electric Charger, Converter, & Auxiliaries e-Propulsion System e-Power System

Rational Motion Acquisition Electric vehicle system integration Embedded software Electric powertrain testing Hardware and software in the loop Battery simulation Electric vehicle in-house driver simulator Proven technical expertise in software, controls, integration, and engineering services for electric vehicles CAPABILITIES Centrally located in Europe 10+ years of expertise

Hyliion Partnership Converts a traditional 6x2 truck into a hybrid by adding a Dana e-Propulsion system including a Spicer electric rear axle Dana thermal management integrated in e-Power system High value proposition to fleets due to lower: Fuel costs Emissions Maintenance costs Dana has a strategic partnership and equity-linked investment Hybrid Electric: Class 8 Truck Application e-Propulsion System e-Power System

Ford Bronco Family c Off-Road Capabilities and Proven Durability 2021 Launch with Spicer® SmartConnect™ 2020 Launch with CV33 Joints

Financial Review

Near-term Financial Priorities

- Actions taken to reduce inventory by $77 million in H1 as production demand declined due to shutdowns
- Through shutdown period, reduced hourly and salary labor costs and reduced operating costs inline with lower volumes
- Capital spending reductions continued in second quarter (~35%) YOY
- Temporary dividend suspension preserves additional flexibility
- Issued $500 million in new senior unsecured notes
- Terminated undrawn bridge facility
- Repaid $300 million drawn on revolver

Conserved Cash

- ***Reduce*** **Material Orders** ✓
- ***Flex*** **Conversion Costs** ✓
- ***Scale Back*** **Capital Spend** ✓
- ***Suspend*** **Shareholder Dividend** ✓

Maximized Liquidity

Cash Balance[1]	$708 M
Revolver Capacity	$979 M
Bridge Facility	Terminated
Q2 Liquidity	$1.7 B

[1] Available cash and marketable securities as of 6/30/2020

Significant progress on conserving cash and maximizing liquidity

See appendix for comments regarding the presentation of non-GAAP measures

© 2020 Dana

11

2020 Q2 Financial Results See appendix for comments regarding the presentation of non-GAAP measures ($ in millions except EPS) Sales and profit declines due to production shutdowns associated with the global COVID-19 pandemic Lower diluted adjusted EPS primarily due to lower earnings Capital expenditures flexed down to lower rate while protecting new product launch capabilities Adj. FCF lower compared to prior year as lower profit was partially offset by lower working capital requirements, taxes, and capital spending Q2 ‘20 Q2 ‘19 Change Sales $1,078 $2,306 $(1,228) Adjusted EBITDA (5) 286 (291) Margin (0.5)% 12.4% (1,290) bps EBIT (112) (95) (17) Interest Expense, Net 30 31 (1) Income Tax Expense (Benefit) 34 (52) 86 Net Income (Loss) (attributable to Dana) (174) (68) (106) Diluted Adjusted EPS $(0.69) $ 0.87 $ (1.56) Operating Cash Flow (75) 73 (148) Capital Spending 58 92 (34) Adjusted Free Cash Flow (133) 43 (176) Changes from Prior Year Financial impact of COVID-19 pandemic shutdown in April

See appendix for comments regarding the presentation of non-GAAP measures Organic decline driven by global production shutdowns due to the COVID-19 pandemic Targeted cost management actions and a successful restart of operations helped mitigate margin impact Currency translation was a headwind to sales primarily due to the weakening of the Brazilian real, euro, and Chinese renminbi to the U.S. dollar Lower commodity costs modestly increased profit margins 12.4% 2020 Q2 Sales and Profit Changes Positive Change Negative Change Adjusted EBITDA Sales Quarter Decremental margin of 24% on lower production due to COVID-19 global pandemic 24% Decremental (0.5)% Flat

2020 Q2 Cash Flow 1 Includes costs associated with business acquisitions and divestitures and restructuring. 2 Changes in working capital relating to interest, taxes, restructuring, and transaction costs are included in those respective categories. 3Includes other financing and investing activities and affect of exchange rate changes on cash. See appendix for comments regarding the presentation of non-GAAP measures. Changes from Prior Year ($ in millions) Q2 ‘20 Q2 ‘19 Change Adjusted EBITDA $ (5) $ 286 $ (291) One-time Costs1 (10) (22) 12 Interest, net (47) (40) (7) Taxes (5) (39) 34 Working Capital / Other2 (8) (50) 42 Capital Spending (58) (92) 34 Adj. Free Cash Flow $ (133) $ 43 $ (176) Dividends - (15) 15 Acquisitions 2 (48) 50 Senior Notes Issuance 500 - 500 Revolver Repayment (300) - (300) All Other3 (3) (77) 74 Total Cash Flow $ 66 $ (97) $ 163 Lower Q2 adj. FCF driven by pandemic-related earnings decline Adj. FCF lower compared to prior year as lower profit was partially offset by lower working capital requirements, taxes, and capital spending No share repurchases or dividends paid in Q2 2020 Adj. FCF use was offset by the net proceeds of the senior unsecured notes issued in Q2

Business Outlook Strong light-truck demand Key vehicle inventories remain low N.A. and China seeing fastest recovery Class 8 demand soft; order rates improving Medium duty demand remains challenged Indian OEM production restarting slowly Agriculture equipment market outperforming Construction equipment demand remains weak China demand recovery accelerating Expect Q3 sequential sales growth of >50%; positive adj. EBITDA and adj. FCF Light Vehicle Market ➨ Commercial Vehicle Market Off-Highway Equipment Market ➨ ➨

Appendix

2020 Q2 Sales and Profit Change by Segment See appendix for comments regarding the presentation of non-GAAP measures 12.7% (9.5)% Positive Change Negative Change Segment EBITDA Sales Quarter Light Vehicle Drive Systems Commercial Vehicle Drive and Motion Systems Off-Highway Drive and Motion Systems Power Technologies 9.4% (4.0)% 15.3% 9.5% 10.4% (0.7)%

* Includes sales to system integrators for driveline products that support FCA vehicles Segment Profiles Performance Customer Sales Regional Sales $ Millions $ Millions $ Millions Light Vehicle Drive Systems Year to Date 6/30/2020 Commercial Vehicle Drive and Motion Systems Year to Date 6/30/2020 Off-Highway Drive and Motion Systems Year to Date 6/30/2020 Power Technologies Year to Date 6/30/2020 $ Millions Q2 Year to Date 2020 2019 2020 2019 Sales $337 $927 $1,145 $1,833 Segment EBITDA ($32) $118 $51 $220 EBITDA Margin (9.5)% 12.7% 4.5% 12.0% Q2 Year to Date 2020 2019 2020 2019 Sales $200 $437 $533 $868 Segment EBITDA $(8) $41 $13 $82 EBITDA Margin (4.0)% 9.4% 2.4% 9.4% Q2 Year to Date 2020 2019 2020 2019 Sales $401 $674 $933 $1,226 Segment EBITDA $38 $103 $110 $185 EBITDA Margin 9.5% 15.3% 11.8% 15.1% Q2 Year to Date 2020 2019 2020 2019 Sales $140 $268 $393 $542 Segment EBITDA $(1) $28 $29 $62 EBITDA Margin (0.7)% 10.4% 7.4% 11.4%

Diluted Adjusted EPS

Segment Data

Segment Data Continued

Cash Flow

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP. Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies. The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, free cash flow and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Non-GAAP Financial Information